Exhibit 99.1

For Release: Immediate	NEWS	Contact: Ronald J. Naples Chairman and Chief Executive Officer (610) 832-4107

QUAKER CHEMICAL ANNOUNCES THE RESIGNATION OF COMPANY’S

CHIEF FINANCIAL OFFICER

March 27, 2007

CONSHOHOCKEN, PA – Ronald J. Naples, Chairman and Chief Executive Officer of Quaker Chemical Corporation (NYSE:KWR), today announced that Neal E. Murphy has resigned as the Company’s Vice President and Chief Financial Officer, effective April 8, 2007, to accept an opportunity at another company. Quaker expects to announce shortly its plans for replacing Mr. Murphy.

Commenting on Mr. Murphy’s resignation, Mr. Naples stated, “I am very sorry to lose Neal. He is a fine CFO, and on behalf of all of us at Quaker, I thank him for his contributions during his almost three years with the Company and wish him well in his new position.”

Quaker Chemical Corporation is a leading global provider of process chemicals, chemical specialties, services, and technical expertise to a wide range of industries - including steel, automotive, mining, aerospace, tube and pipe, coatings, and construction materials. Our products, technical solutions, and chemical management services enhance our customers’ processes, improve their product quality, and lower their costs. Quaker’s headquarters is located near Philadelphia in Conshohocken, Pennsylvania.